Exhibit B-2.2

Analysis of Corporate Cost Allocation - 1999 Business Plan
2000/01
                                    ---------------------------------------
                                                Cost (pound)000s
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            Department                  NEES      Other    Group     Total
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Stategic Development                        0       400      179       579
Internal Audit                              0     1,004      112     1,116
Corporate Finance                           0       796        0       796
UK Business Development                     0       854        0       854
Senior Management                         764     2,956    1,376     5,096
Company Secretary                          37       164       47       249
Corp/Shareholder Services                   0         0    3,718     3,718
Legal Services                             27       775       22       825
Group Regulatory Strategy                   0     7,743        0     7,743
Corporate Affairs                          22       256      624       902
Public Relations                           29     3,606       52     3,687
Government & European                      12       494       24       529
Group Environmental Management             13       782      150       945
Investor Relations                          0         0      823       823
Human Resources                           253     8,145      176     8,574
Group Finance - GM                        136       612      612     1,360
Group Accounts                              0       790      322     1,112
Treasury                                  135       454       17       605
Tax                                       103       667       86       855
Business Planning                           0       301      129       429
Risk Assesment                              0       487        5       492
Financial Services Manager                  0       354        0       354
Accounting Services                         0       276       78       354
Financial Operations Manager                0       470        5       475
Payroll                                     1       463       10       475
Pensions                                    0       470        5       475
Accounts Processing                         1       474        0       475
ISG                                         0    22,470        0    22,470
Director of Regulation                      0       365       91       456
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Total Cost                              1,533    56,625    8,663    66,821
---------------------------------------------------------------------------


Allocation of Group Element            36.10%    63.90%

Group Allocation (cost)                3,127     5,536              8,663

IS Infrastructure                        200
Buildings and Facility Costs             200

                                    --------------------         ----------
Total Allocation                       5,060    62,161             67,221
                                    ====================         ==========


                                         ------------------------------------
                                      % allocation (excluding Group allocation)
------------------------------------     ------------------------------------
            Department                       NEES    Other    Group    Total
------------------------------------     ------------------------------------
Stategic Development                           0%      69%      31%     100%
Internal Audit                                 0%      90%      10%     100%
Corporate Finance                              0%     100%       0%     100%
UK Business Development                        0%     100%       0%     100%
Senior Management                             15%      58%      27%     100%
Company Secretary                             15%      66%      19%     100%
Corp/Shareholder Services                      0%       0%     100%     100%
Legal Services                                 3%      94%       3%     100%
Group Regulatory Strategy                      0%     100%       0%     100%
Corporate Affairs                              2%      28%      69%     100%
Public Relations                               1%      98%       1%     100%
Government & European                          2%      93%       5%     100%
Group Environmental Management                 1%      83%      16%     100%
Investor Relations                             0%       0%     100%     100%
Human Resources                                3%      95%       2%     100%
Group Finance - GM                            10%      45%      45%     100%
Group Accounts                                 0%      71%      29%     100%
Treasury                                      22%      75%       3%     100%
Tax                                           12%      78%      10%     100%
Business Planning                              0%      70%      30%     100%
Risk Assesment                                 0%      99%       1%     100%
Financial Services Manager                     0%     100%       0%     100%
Accounting Services                            0%      78%      22%     100%
Financial Operations Manager                   0%      99%       1%     100%
Payroll                                        0%      98%       2%     100%
Pensions                                       0%      99%       1%     100%
Accounts Processing                            0%     100%       0%     100%
ISG                                            0%     100%       0%     100%
Director of Regulation                         0%      80%      20%     100%
------------------------------------     ------------------------------------
Total Cost                                     2%      85%      13%     100%
------------------------------------     ------------------------------------

                                 -----------------------------
                           % allocation (including Group allocation)
--------------------------------------------------------------
            Department               NEES     Other     Total
--------------------------------------------------------------
Stategic Development                  11%       89%      100%
Internal Audit                         4%       96%      100%
Corporate Finance                      0%      100%      100%
UK Business Development                0%      100%      100%
Senior Management                     25%       75%      100%
Company Secretary                     22%       78%      100%
Corp/Shareholder Services             36%       64%      100%
Legal Services                         4%       96%      100%
Group Regulatory Strategy              0%      100%      100%
Corporate Affairs                     27%       73%      100%
Public Relations                       1%       99%      100%
Government & European                  4%       96%      100%
Group Environmental Management         7%       93%      100%
Investor Relations                    36%       64%      100%
Human Resources                        4%       96%      100%
Group Finance - GM                    26%       74%      100%
Group Accounts                        10%       90%      100%
Treasury                              23%       77%      100%
Tax                                   16%       84%      100%
Business Planning                     11%       89%      100%
Risk Assesment                         0%      100%      100%
Financial Services Manager             0%      100%      100%
Accounting Services                    8%       92%      100%
Financial Operations Manager           0%      100%      100%
Payroll                                1%       99%      100%
Pensions                               0%      100%      100%
Accounts Processing                    0%      100%      100%
ISG                                    0%      100%      100%
Director of Regulation                 7%       93%      100%
--------------------------------------------------------------
Total Cost                             7%       93%      100%
--------------------------------------------------------------

Analysis of Group Allocation Percentage

-----------------------------------------------------------------
Metrics                               NEES     Other    Total
-----------------------------------------------------------------
1) Turnover(pound)m                  1,050     1,557    2,607
2) HC Op profit(pound)m                187       583      770
3) Employee Numbers                  3,766     3,859    7,625
4) HC Net Assets(pound)m             1,801     4,111    5,912
-----------------------------------------------------------------

-----------------------------------------------------
% Allocation based on above           NEES     Other
-----------------------------------------------------
1) Turnover                          40.28%    59.72%
2) HC Op profit                      24.29%    75.71%
3) Employee Numbers                  49.39%    50.61%
4) HC Net Assets                     30.46%    69.54%
------------------------------------------------------
Average percentage                   36.10%    63.90%
------------------------------------------------------

The above metrics are based on forecast information. For billing purposes, the latest available full year actuals will be used.